Exhibit 10.1

Execution Version

Great Lakes Dredge & Dock Corporation

$325,000,000

5.25% Senior Notes due 2029

PURCHASE AGREEMENT

May 12, 2021

BOFA SECURITIES, INC.

as Representative of the several

Initial Purchasers named in Schedule 1 hereto

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), and the Company’s subsidiaries indicated on Schedule 2 hereto (the “Guarantors”) hereby confirm their agreement with the several initial purchasers named in Schedule 1 hereto (together, the “Initial Purchasers”) for whom you are acting as the representative (the “Representative”) as set forth below.

Section 1.The Securities.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $325,000,000 aggregate principal amount of its 5.25% Senior Notes due 2029 (the “Notes”).  The Notes are to be issued under an indenture (the “Indenture”) to be dated as of May 25, 2021, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) on a senior unsecured basis, jointly and severally, by the Guarantors.

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company and the Guarantors have prepared a preliminary offering memorandum dated May 10, 2021 (the “Preliminary Memorandum”) setting forth or including a description of the terms of the Securities and the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.  As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Company and the Guarantors to the Initial Purchasers in connection with their solicitation of offers to purchase Securities at or prior to the time when sales of the Securities were first made (the “Time of Execution”).  Promptly after the Time of Execution and in any event no later than the second business day following the Time of Execution, the Company and the Guarantors will prepare and deliver to the Initial Purchasers a final offering memorandum dated the date hereof (the

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“Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto.  The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Securities by the Initial Purchasers.

All references herein to the terms “Pricing Disclosure Package” and “Final Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder) prior to the Time of Execution and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Memorandum) or the Final Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Execution and incorporated by reference in the Final Memorandum.

The Company intends to use the net proceeds from the issuance and sale of the Securities, together with cash on hand, in the manner described in the Preliminary Memorandum, including without limitation, to redeem all of the Company’s outstanding 8.000% Senior Notes due 2022 (the “2022 Notes) issued under that certain Indenture, dated as of May 24, 2017 (as amended and supplemented and in effect on the date hereof (the “2022 Notes Indenture”).

Section 2.Representations and Warranties.  As of the Time of Execution and at the Closing Date (as defined in Section 3 below), the Company and the Guarantors jointly and severally represent and warrant to and agree with each of the Initial Purchasers as follows (with references in this Section 2 to the “Offering Memorandum” being to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):

(a)The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Time of Execution, the Pricing Disclosure Package does not, and on the Closing Date will not, and the Final Memorandum as of its date and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company or Guarantors makes any representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchasers consists of the information described as such in Section 12 hereof.  Neither the Company nor any of the Guarantors has distributed or referred to nor will the Company or the Guarantors distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitute an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iv) below) an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Memorandum, (iii) the recorded electronic road show made available to investors (the “Recorded Road Show”), and (iv) any other written communication approved in writing in advance by the Representative.  Each Issuer Written Communication, when taken together with the Pricing Disclosure Package does not at the Time of Execution, and at the Closing Date will not, contain any

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untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company or the Guarantors makes any representation of warranty as to the information contained in or omitted from the Issuer Written Communication, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchasers consists of the information described as such in Section 12 hereof.

(b)The Company had the capitalization set forth in the Offering Memorandum under the heading “Capitalization” in the “Actual” column as of the date indicated therein; all of the subsidiaries that are owned by the Company, directly or indirectly, are listed in Schedule 2 attached hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims (except for such liens, encumbrances, equities and claims as set forth in the Offering Memorandum) or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting.  Except as disclosed in the Offering Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding.  Except for the Subsidiaries, and except for the entities set forth on Schedule 2(b), or as disclosed in the Offering Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(c)Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite corporate power and authority to own or lease its properties and conduct its business as now conducted and as disclosed in the Offering Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the management, business, condition (financial or otherwise), business prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(d)The Company has all requisite corporate power and authority to execute, deliver and perform obligations under the Notes.  The Notes, when issued, will be in the form contemplated by the Indenture.  The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

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(e)Each Guarantor has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform each of its obligations under the Guarantees.  The Guarantees will be in the form contemplated by the Indenture.  The Guarantees have been duly and validly authorized by each Guarantor and, when the Guarantees are executed by each Guarantor and the Notes are duly executed and authenticated by the Trustee, issued and delivered in accordance with the provisions of the Indenture and paid for as provided herein and when the Indenture has been duly executed and delivered, will constitute valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture and enforceable against each Guarantor in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(f)The Company and each Guarantor has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Indenture.  The Indenture has been duly and validly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(g)The documents incorporated or deemed to be incorporated by reference in the Pricing Disclosure Package and the Final Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act.

(h)The Company and each Guarantor has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  This Agreement and the consummation by the Company and the Guarantors of the transactions contemplated hereby have been duly and validly authorized by the Company and each Guarantor.  This Agreement has been duly executed and delivered by the Company and each Guarantor.

(i)No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company and the Guarantors of the Securities to the Initial Purchasers or the consummation by the Company and the Guarantors of the other transactions contemplated hereby, except (A) such as have been obtained on or prior to the Closing Date, (B) where the failure of the Company or the Guarantors to obtain or make any such consent, approval, authorization or order would not reasonably be expected to have an adverse effect on the Company or any of the Guarantors in connection with the performance of their respective obligations as contemplated by the Offering Memorandum and this Agreement, and (C) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers.  None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license agreement, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

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(j)The execution, delivery and performance by the Company and each Guarantor of this Agreement and the Indenture did not, and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract or would constitute a Debt Repayment Triggering Event (as defined below), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(k)(i)The audited consolidated financial statements (including the notes thereto) of the Company and the Subsidiaries included in the Offering Memorandum present fairly in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries at the dates and for the periods to which they relate; and such financial statements have been prepared in accordance with generally accepted accounting principles in the U.S. applied on a consistent basis, except as otherwise stated therein.  The summary and selected financial and statistical data in the Offering Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with that of the audited consolidated financial statements included therein, except as otherwise stated therein.  Deloitte & Touche, LLP (the “Independent Accountants”) is an independent registered public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum, if any, fairly present the information called for in all material respects and have been prepared in accordance with the rules and guidelines of the Commission applicable thereto.

(l)Except as disclosed in the Offering Memorandum, there is not pending or, to the knowledge of the Company or any Guarantor, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of  the Securities to be sold hereunder or the consummation of the other transactions described in the Offering Memorandum.

(m)Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all of the appropriate federal, state, local and other governmental authorities, all of the appropriate self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as currently conducted as disclosed in the Offering Memorandum (“Permits”),

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except where the failure to obtain such Permits would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where any such failure to fulfill or perform such Permits or any such revocation or termination of such Permits would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any written notice of any proceeding relating to the revocation or modification of any such Permit, except as disclosed in the Offering Memorandum and except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(n)Since the date of the most recent financial statements appearing in the Offering Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the management, business, condition (financial or otherwise), business prospects or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company), (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries, except, in the case of each of the foregoing items, for borrowings under the Company’s revolving credit facility in the ordinary course of business and changes to long-term debt based on the application of United States generally accepted accounting principles that do not change the face amount of such debt and (iv) there has been no change nor any development or event which, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect.

(o)The Company and each of the Subsidiaries has timely filed all necessary federal, state, local and foreign tax returns (or has duly requested and received extensions thereof) and timely paid all of its taxes (including in its capacity as a withholding agent), shown as due on such tax returns, except where the failure to so file such returns or pay such taxes would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and other than matters that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax audit, deficiency, assessment or other claim or proceeding with respect to the Company or any of the Subsidiaries that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate in all material respects.

(q)None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(r)Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Offering Memorandum as being owned by it, good title to all personal property described in the Offering Memorandum as being owned by it and good and marketable title to a

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leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as disclosed in the Offering Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(s)The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses currently operated by them as disclosed in the Offering Memorandum, and none of the Company or the Subsidiaries has received any written notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)[intentionally omitted]

(u)Except as disclosed in the Offering Memorandum or as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and has not received any written notice of any liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C)  there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or, to the knowledge of the Company or any of its Subsidiaries, proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state governmental authority. Except as disclosed in the Offering Memorandum, there are no proceedings that are pending, or that are known by the Company or any of its Subsidiaries to be contemplated, against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $300,000 or more will be imposed against the Company or any of its Subsidiaries.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, in each case, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous

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materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(v)There is no material strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(w)Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is reasonable and customary for the conduct of its business and the value of its properties.

(x)None of the Company or the Subsidiaries has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant.  With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(y)Each of the Company and the Subsidiaries maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its material assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

(z)The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is accumulated and communicated to management of the Company and its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.  The Company and the Subsidiaries have carried out evaluations, with the participation of management, of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa)None of the Company or the Subsidiaries will be, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(bb)The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(cc)Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and reserves for

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contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature in the normal course of business or (c) otherwise insolvent under applicable laws.

(dd)None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.  Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof and the Initial Purchasers compliance with their covenants herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers or in connection with the initial resale thereof, in each case, in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939.

(ee)No securities of the Company or any Subsidiary are, or will be at the Closing Date, of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(ff)None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes, provided that no representation is made herein as to the activities of the Initial Purchasers.

(gg)None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(hh)Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company and the Guarantors, any director, officer, agent, employee, Affiliate or representative acting on behalf of the Company or any of the Subsidiaries: has taken any action, directly or indirectly, that would reasonably be expected to result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, or any applicable law or regulation implementing the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any applicable anti-bribery and anticorruption laws or regulations to which the Company, any of its Subsidiaries, any director, officer, agent, employee, Affiliate or other

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person associated with or acting on behalf of the Company or any of its Subsidiaries is subject.  The Company, the Subsidiaries and, to the knowledge of the Company and the Guarantors, their Affiliates have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted, enforce and maintain policies and procedures designed to promote and achieve compliance therewith.

(ii)The operations of the Company and the Subsidiaries are and have been conducted in compliance in all material respects with applicable financial record-keeping and reporting requirements, including without limitation those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the Subsidiaries, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(jj)Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee, Affiliate, or representative acting on behalf of the Company or any of the Subsidiaries, is currently subject to or the target of any sanctions administered by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”); neither the Company nor the Subsidiaries have knowingly engaged in during the past five years, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an initial purchaser, advisor, investor or otherwise) of Sanctions.

(kk)(A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and the Subsidiaries’ respective information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data  maintained, processed or stored by the Company and the Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and the Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither Company nor the Subsidiaries have been notified in writing of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and the Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the

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integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except where the breach, incident attack or other compromise, event or condition or failure to implement appropriate controls, policies, procedures and technological safeguards would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Guarantors to each Initial Purchaser as to the matters covered thereby.

Section 3.Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Securities in the respective amounts set forth on Schedule 1 hereto from the Company, at a purchase price of 99.000% of their principal amount.  One or more certificates in global form in the name of the nominee for The Depository Trust Company for the Securities that the Initial Purchasers have agreed to purchase hereunder, for the account of the Initial Purchasers and in such denomination or denominations as the Representative requests upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company and the Guarantors to the Representative, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.  The global certificates for the Notes shall be made available for inspection by the Initial Purchasers no later than the business day preceding the Closing Date.  Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York at 10:00 A.M., New York time, on May 25, 2021, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”

Section 4.Offering by the Initial Purchasers.

(a)The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

(b)Each Initial Purchaser hereby represents and agrees, severally and not jointly, that it has not used and will not use, authorize the use of, refer to, or participate in the planning of the use of, any written communication (as such term is defined in Rule 405) that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package and the Final Memorandum, (ii) any written communication listed on Annex A hereto or prepared pursuant to Section 5(c) below (including the Recorded Road Show), (iii) any written communication prepared by such Initial Purchaser and approved in writing in advance by the Company or (iv) any written communication that contains only (x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in or is

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subsequently included in the Final Memorandum, including by means of a pricing supplement in the form of Annex A hereto.

Section 5.Covenants of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, covenant and agree with each of the Initial Purchasers as follows:

(a)Until the later of (i) the completion of the distribution of the Securities by the Initial Purchasers and (ii) the Closing Date (such date, the “Distribution Completion Date”), the Company will not amend or supplement the Pricing Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) or file any report with the Commission under the Exchange Act unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report and as to which the Representative shall have given its consent (such consent not to be unreasonably withheld, conditioned or delayed).  The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

(b)The Company and the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities and the Guarantees; provided, however, that in connection therewith, none of the Company and the Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c)(1) If, at any time prior to the completion of the sale by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Pricing Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package and the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any Issuer Written Communication would conflict with the Pricing Disclosure Package as then amended or supplemented, or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package so that any of the Pricing Disclosure Package or any Issuer Written Communication will comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (a) above, furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum)  as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be

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misleading or so that any Issuer Written Communication will not conflict with the Pricing Disclosure Package or so that the Pricing Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with law.

(d)The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers electronic copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Representative may reasonably request.

(e)The Company will apply the net proceeds from the sale of the Notes substantially consistent in all material respects with the description set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.

(f)Prior to the Distribution Completion Date, the Company will furnish to the Initial Purchasers electronic copies of all written reports furnished by the Company to the Trustee or to the holders of the Securities and, upon request, electronic copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

(g)[intentionally omitted].

(h)None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

(i)The Company and the Guarantors will not, and will not permit any of the Subsidiaries or their respective Affiliates or persons acting on their behalf to, (1) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or (2) engage in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.

(j)For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k)The Company will use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l)During the period beginning on the date hereof and continuing to the date that is 90 days after the Closing Date, without the prior written consent of the Representative, the Company and the Guarantors will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of any of the Company and the Guarantors (or guaranteed by any of the Company and the Guarantors) that are substantially similar to the Securities.

(m)In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), the Company and the Guarantors will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities (including any related Guarantees) in the form of definitive securities.

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(n)None of the Company and the Guarantors or any of their Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities.

(o)For a period of one year (calculated in accordance with paragraph (d) of Rule 144 under the Act) following the date any Securities are acquired by the Company or any of its affiliates (as defined in Rule 144 under the Act), the Company will not, and will not permit such affiliates to, sell any such Securities except in a transaction registered under the Act.

Section 6.Expenses.  The Company and the Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production or distribution (including any form of electronic distribution) of documents with respect to the transactions contemplated hereby, including any costs of printing and distributing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, (ii) all reasonable arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including local and special counsel), the accountants and any other experts or advisors retained by the Company and the Guarantors, (iv) preparation (including printing), authentication, issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of outside counsel for the Initial Purchasers relating thereto and in connection with such qualification and in connection with the preparation of any “Blue Sky” memoranda and any supplements thereto, (vi) expenses incurred by the Company and the Guarantors in connection with the “roadshow” and any other meetings with prospective investors in the Securities; provided that the cost of any aircraft chartered in connection with such roadshow shall be payable 50% by the Company and 50% by the Initial Purchasers, (vii) fees and expenses of the Trustee including reasonable fees and expenses of counsel to the Trustee, (viii) any fees charged by investment rating agencies for the rating of the Securities, (ix) the cost of any advertising approved by the Initial Purchasers and the Company in connection with the Securities, (x) any stamp or transfer taxes in connection with the original issuance and sale of the Notes and (xi) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective obligations hereunder.  Except as provided in this Section 6 and Section 9, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel unless otherwise agreed by the parties.  If the sale of the Securities provided for herein is not consummated because of any failure, refusal or inability on the part of the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Guarantors jointly and severally agree to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel llp, counsel for the Initial Purchasers) that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

Section 7.Conditions of the Initial Purchasers’ Obligations.  The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a)On the Closing Date, the Initial Purchasers shall have received the opinion and negative assurance letter, dated as of the Closing Date and addressed to the Initial Purchasers, of Jones Walker LLP, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, and substantially as set forth in Annex B-1 and B-2, respectively, hereto.  In

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rendering such opinion, Jones Walker LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(b)On the Closing Date, the Initial Purchasers shall have received the opinion and negative assurance letter, in form and substance reasonably satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require.  In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c)On the date hereof, the Initial Purchasers shall have received from the Independent Accountants a comfort letter dated the date hereof, in form and substance reasonably satisfactory to counsel for the Initial Purchasers with respect to the audited and any unaudited financial information in the Pricing Disclosure Package.  On the Closing Date, the Initial Purchasers shall have received from the Independent Accountants a comfort letter dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, which shall refer to the comfort letter dated the date hereof and reaffirm or update as of a more recent date (which date shall not be more than three business days prior to the Closing Date), the information stated in the comfort letter dated the date hereof and similarly address the audited and any unaudited financial information in the Final Memorandum.

(d)The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct, in all material respects, on and as of the Time of Execution and on and as of the Closing Date as if made on and as of the Closing Date; provided, that (x) each such representation and warranty that contains a materiality qualification in the text of such representation and warranty and (y) the representations and warranties set forth in Section 2(hh), (ii) and (jj) shall, in each case, be true and correct in all respects; the statements of the Company’s and the Guarantors’ officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct, in all material respects, on and as of the date made and on and as of the Closing Date; the Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Pricing Disclosure Package and the Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect.

(e)The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(f)Subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect.

(g)The Representative shall have received a certificate from the Company, dated the Closing Date, signed on behalf of the Company by two of its officers, including its Chief Executive

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Officer, President, any Senior Vice President, any executive officer, Chief Financial Officer, Controller, Treasurer or principal financial or accounting officer, to the effect that to such officers’ knowledge after reasonable inquiry:

(i)the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct, in all material respects, on and as of the Time of Execution and on and  as of the Closing Date; provided, that (x) each such representation and warranty that contains a materiality qualification in the text of such representation or warranty and (y) the representations and warranties set forth in Section 2(hh), (ii) and (jj) shall, in each case, be true and correct in all respects; and the Company and the Guarantors have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or  supplement thereto after the date hereof), no event or development has occurred, and no information has become known to the Company or any Guarantor, that, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect; and

(iii)the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

(h)On the Closing Date, the Initial Purchasers shall have received the Indenture executed by the Company, the Guarantors and the Trustee, and such agreement shall be in full force and effect at all times from and after the Closing Date.

(i)The Notes shall be eligible for clearance and settlement through The Depository Trust Company.

(j)The Representative shall have received evidence reasonably satisfactory to it that, at or prior to the time the Initial Purchasers purchase the Securities, an unconditional instruction (other than the condition of the completion of the issuance of the Notes) shall have been delivered to the trustee under the 2022 Notes Indenture to issue a notice of redemption to holders of such 2022 Notes for all outstanding 2022 Notes and moneys sufficient to satisfy such redemption payments shall have been deposited with the trustee for such Existing Notes, in accordance with the redemption procedures set forth in the 2022 Notes Indenture.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representative and counsel for the Initial Purchasers.  The Company and the Guarantors shall furnish to the Representative such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Representative shall reasonably request.

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Section 8.Offering of Notes; Restrictions on Transfer.  (a)  Each of the Initial Purchasers agrees with the Company and the Guarantors (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; and (ii) it will solicit offers for the Securities only from, and will offer the Securities only to (A) persons whom such Initial Purchaser reasonably believe to be qualified institutional buyers, as defined by Regulation D of the Act (“QIB”) in reliance on Rule 144A and (B) to persons other than U.S. persons outside the United States pursuant to Regulation S under the Act.

(b)Each of the Initial Purchasers represents and warrants (as to itself only) with respect to sales outside the United States that (i)  the Securities have not been and will not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (ii) it will sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 9.Indemnification and Contribution.  (a)  The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the Affiliates, directors, officers, employees and agents of such Initial Purchaser, and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i)any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto; or

(ii)the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

and will reimburse, as incurred, the Initial Purchasers and each such affiliate, director, officer or employee and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers and each such Affiliate, director, officer or employee or such controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company and the Guarantors by the Initial Purchasers through the Representative specifically for use

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therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchasers consists of the information described as such in Section 12 hereof.  The indemnity provided for in this Section 9 will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.  The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b)Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, their respective directors, officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any Guarantor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchasers consists of the information described as such in Section 12 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any Guarantor or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action in respect thereof.  The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.  The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c)Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsel) reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel (including in-house counsel) that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel

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reasonably satisfactory  to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 9 or the Company and the Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions).  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.  No indemnifying party shall effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Company and the Guarantors, on the one hand, and any Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by such Initial Purchaser.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Company and the Guarantors, on the one hand, or such Initial Purchaser, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such

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statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.  The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d).  Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each Affiliate, director, officer, employee or agent of an Initial Purchaser, and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director or officer of the Company or any Guarantor and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

(e)The Initial Purchasers’ obligations pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in
Schedule 1.

Section 10.Survival Clause.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Guarantors, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or any Guarantor, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11.Termination.  (b)  This Agreement may be terminated in the sole discretion of the Representative by notice to the Company given prior to the Closing Date in the event that the Company and the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i)any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the judgment of the Representative, has had or has a Material Adverse Effect, or there shall have been, in the judgment of the Representative, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);

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(ii)trading in securities of the Company or in securities generally on the NASDAQ Global Market shall have been suspended or materially limited;

(iii)a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv)there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material and adverse change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Memorandum; or

(v)any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

(b)Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

Section 12.Information Supplied by the Initial Purchasers.  The statements set forth (i) in the second and third sentences in the paragraph under the heading “Notes Are Not Being Registered,” under the caption “Plan of Distribution,” (ii) in the third and fourth sentences in the paragraph under the heading “New Issue of Notes,” under the caption “Plan of Distribution” and (iii) statements set forth in the first and second paragraphs under the heading “Short Positions” under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished in writing by or on behalf of the Initial Purchasers through the Representative to the Company and the Guarantors for the purposes of Sections 2(a) and 9 hereof.

Section 13.Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail on the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchase obligations hereunder as set forth opposite their respective names on Schedule 1 bear to the purchase obligations of all non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Defaulted Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date, or

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(b)if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Notes are not made within 72 hours after the default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except as provided in Section 10 hereof.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Pricing Disclosure Package and the Final Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section.

Section 14.Notices.  All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to BofA Securities, Inc., 1540 Broadway, 26th Floor, New York, New York 10036, Attention:  High Yield Legal Department or by facsimile at 212-901-7897; and if sent to the Company, shall be delivered or sent by mail, telex, or e-mail transmission to the Company at Great Lakes Dredge & Dock Corporation, 9811 Katy Freeway, Suite 1200, Houston, Texas 77024, Attention:  Mark W. Marinko, Senior Vice President and Chief Financial Officer, (e-mail: MWMarinko@gldd.com), with a copy to the attention of Kenneth J. Najder, Jones Walker LLP, 201 St. Charles Avenue, Suite 5100, New Orleans, Louisiana 70170 (e-mail: knajder@joneswalker.com).

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 15.Successors.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the Guarantors, their respective officers and any person or persons who control the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.  No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

Section 16.APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

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Section 17.No Advisory or Fiduciary Responsibility.  The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction the Initial Purchasers is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Initial Purchaser have assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and each Guarantor agrees that it will not claim that such Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

Section 18.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any signature to this Agreement or any certificate delivered hereunder may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.  Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Agreement through electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 19.Recognition of the U.S. Special Resolution Regimes.

(a)In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance

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with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20.USA PATRIOT Act.  In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

Section 21.Acts of Representative.  Any actions by the Initial Purchasers may be taken by the Representative on behalf of the Initial Purchasers, and any such actions taken by the Representative shall be binding on the Initial Purchasers.

Section 22.Integration.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Pages Follow]

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Katherine M. O’Halloran
Name:	Katherine M. O’Halloran
Tittle:	Vice President, Corporate Controller, Treasurer & Assistant Secretary

Great Lakes Dredge & Dock Company, LLC

By:	/s/ Katherine M. O’Halloran
Name:	Katherine M. O’Halloran
Tittle:	Vice President, Controller & Treasurer

NASDI Holdings, LLC

By:	/s/ Katherine M. O’Halloran
Name:	Katherine M. O’Halloran
Tittle:	Treasurer

GREAT LAKES ENVIRONMENTAL & INFRASTRUCTURE SOLUTIONS, LLC

By:	/s/ Katherine M. O’Halloran
Name:	Katherine M. O’Halloran
Tittle:	Treasurer

GREAT LAKES U.S. Fleet Management, LLC

By:	/s/ Katherine M. O’Halloran
Name:	Katherine M. O’Halloran
Tittle:	Vice President & Treasurer

DREWS SERVICES LLC

By:	/s/ Michael R. Sayer
Name:	Michael R. Sayer
Tittle:	Vice President & Treasurer

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[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

BOFA SECURITIES, INC., as representative for itself and the other several Initial Purchasers

By:	/s/ Jae Lee
Name: Jae Lee
Title: Managing Director

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[Signature Page to Purchase Agreement]

SCHEDULE 1

Initial Purchaser	Principal Amount of Notes
BofA Securities, Inc.	$130,000,000
Truist Securities, Inc.	$97,500,000
PNC Capital Markets LLC	$32,500,000
CIBC World Markets Corp.	$24,375,000
HSBC Securities (USA) Inc.	$24,375,000
Deutsche Bank Securities Inc.	$8,125,000
CJS Securities, Inc.	$8,125,000
Total	$325,000,000

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Schedule 1-1

SCHEDULE 2

Subsidiaries of the Company

Name	Jurisdiction of Incorporation or Formation
Great Lakes Dredge & Dock (Bahamas) Ltd.	Bahamas
Great Lakes Dredge & Dock do Brasil Ltda.	Brazil
Great Lakes Dredge & Dock Company, LLC*	Delaware
Great Lakes U.S. Fleet Management, LLC*	Delaware
Great Lakes Dredge & Dock India Private Limited	India
Great Lakes Environmental & Infrastructure Solutions, LLC*	Delaware
NASDI Holdings, LLC*	Delaware
Terra Contracting Services, LLC	Delaware
Terra Fluid Management, LLC	Delaware
Drews Services LLC*	South Carolina

* Indicates that the Subsidiary is a Guarantor under the Agreement.

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Schedule 2-1

SCHEDULE 2(b)

Equity Interests and Joint Ventures

(1)   Terra Contracting Services, LLC owns:

(a)  a 50% interest in Ryba Marine Construction Co/Terra Contracting Services, LLC (Michigan)

(b)  a 50% interest in ANA-Terra, JV (Colorado)

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Schedule 2(b)-1

ANNEX A

1.	Additional Time of Execution Information

Pricing Supplement, dated May 12, 2021

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Annex A-1

Pricing Supplement

[See Attached].

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Annex A-2

CONFIDENTIAL

Pricing Supplement Dated May 12, 2021 to

Preliminary Offering Memorandum Dated May 10, 2021

$325,000,000

Great Lakes Dredge & Dock Corporation
5.25% Senior Notes due 2029

This Pricing Supplement should be read together with, and is qualified in its entirety by reference to, the Issuer’s above-referenced Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The issuance and sale of the notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

Unless otherwise indicated, capitalized terms used but not defined herein have the meaning assigned to such terms in the Preliminary Offering Memorandum.

The information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

Issuer:	Great Lakes Dredge & Dock Corporation (the “Issuer”)
Aggregate Principal Amount:	$325,000,000
Gross Cash Proceeds to the Issuer:	$325,000,000
Designation of Securities:	5.25% Senior Notes due 2029
Final Maturity Date:	June 1, 2029
Issue Price:	100.000%, plus accrued interest, if any, from May 25, 2021

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Annex A-3

Coupon:	5.25%
Yield to Maturity:	5.25%
Interest Payment Dates:	June 1 and December 1
First Interest Payment Date:	December 1, 2021
Record Dates:	May 15 and November 15
Optional Redemption:	Prior to June 1, 2024, make-whole call at T+ 50 bps.

The Issuer may, from time to time, at its option, redeem the notes, in whole or in part, at any time, on and after June 1, 2024, upon not less than 10 nor more than 60 days’ notice, in cash at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date, if redeemed during the twelvemonth period beginning on June 1 of the years indicated below:

	Date	Price

	2024	102.625%

	2025	101.313%

	2026 and thereafter	100.000%

Optional Redemption with Equity Proceeds:

In addition, on one or more occasions before June 1, 2024, the Issuer may use net cash proceeds of one or more Equity Offerings to redeem up to 40% of the original principal amount of the notes at a redemption price of 105.250% of principal amount so redeemed, plus accrued and unpaid interest, if any, on the notes redeemed to, but not including, the redemption date.

Change of Control Triggering Event:	101%, plus accrued and unpaid interest, if any, on the notes redeemed to, but not including, the repurchase date.

Initial Purchasers:	BofA Securities, Inc. Truist Securities, Inc. PNC Capital Markets LLC CIBC World Markets Corp. HSBC Securities (USA) Inc. Deutsche Bank Securities Inc. CJS Securities, Inc.
Trade Date:	May 12, 2021

Settlement Date:	May 25, 2021 (T+9)

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Annex A-4

The Issuer expects that delivery of the notes will be made against payment for the notes on or about May 25, 2021 which will be the ninth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+9”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes in the secondary market prior to the second business day preceding the date of delivery of the notes by the Issuer on the closing date will be required, by virtue of the fact that the notes initially will settle in T+9, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisor.

Distribution:	144A and Regulation S with no registration rights
CUSIP/ISIN Numbers:	144A CUSIP: 390607 AF6 144A ISIN: US390607AF62
Interest Payment Dates:	Regulation S CUSIP: U39023 AG8 Regulation S ISIN: USU39023AG89

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum for additional information.

This communication is being distributed in the United States solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act, and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction where the offering is prohibited, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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Annex A-5

ANNEX B-1

Form of Jones Walker LLP Legal Opinion

[Annex Intentionally Omitted]

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Annex B-1-1

ANNEX B-2

Form of Jones Walker LLP Negative Assurance Letter

[Annex Intentionally Omitted]

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Annex B-2-1